Exhibit 10.1
Execution Version
PRIVATEBANCORP, INC.
STOCK PURCHASE AGREEMENT
Non-voting Common Stock
Dated as of November 2, 2009
GTCR Fund IX/A, L.P.
GTCR Fund IX/B, L.P.
GTCR Co-Invest III, L.P.
c/o GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606
This Stock Purchase Agreement (the “Agreement”) is entered into as of November 2, 2009, by and among PrivateBancorp, Inc., a Delaware corporation (the “Corporation”), GTCR Fund IX/A, L.P., a Delaware limited partnership, GTCR Fund IX/B, L.P., a Delaware limited partnership and GTCR Co-Invest III, L.P., a Delaware limited partnership (each a “Purchaser” and collectively, the “Purchasers”).
WHEREAS, the Corporation and each of the Purchasers is a party to that certain Preemptive and Registration Rights Agreement dated as of December 11, 2007 by and among PrivateBancorp, Inc. and the persons listed as signatories thereto, as amended by that certain Amendment No. 1 to Preemptive and Registration Rights Agreement dated as of June 17, 2009 (the “Preemptive Rights Agreement”);
WHEREAS, the Corporation has entered into an Underwriting Agreement dated October 28, 2009 (the “Underwriting Agreement”), by and between the Corporation and J.P. Morgan Securities Inc., as Representative of the several Underwriters listed on Schedule 1 thereto (the “Underwriters”) providing for the offer and sale of 19,324,051 shares (the “Firm Securities”) of the Corporation’s common stock, no par value per share (the “Common Stock”) and, at the option of the Underwriters, up to an additional 2,898,607 shares of Common Stock (the “Option Securities”) to the Underwriters in an underwritten public offering (the “Public Offering”);
WHEREAS, the Purchasers are purchasing 4,147,580 of the Firm Securities in the Public Offering;
WHEREAS, on October 28, 2009, the Corporation received a notice from the Underwriters that the Underwriters had exercised their option to purchase the Option Shares;
WHEREAS, pursuant to Section 3.1 of the Preemptive Rights Agreement, if the Corporation at any time makes a Qualified Equity Offering (as such term is defined in the Preemptive Rights Agreement), the Purchasers have the right, so long as the Purchasers and its affiliates collectively own more than five percent (5%) of the outstanding shares of Common Stock, to acquire from the Corporation for the same price and on the same terms as such securities are proposed to be offered to others, in the aggregate up to the amount of New Stock

(as such term is defined in the Preemptive Rights Agreement) required to enable them to maintain their Institutional Investor Percentage Interest (as such term is defined in the Preemptive Rights Agreement);
WHEREAS, pursuant to Section 3.2(a) of the Preemptive Rights Agreement, the Corporation notified the Purchasers of the proposed Public Offering and, subsequently, of the execution of the Underwriting Agreement by it and the Underwriters and the pricing terms of the sale of the shares of Common Stock to the Underwriters in the Public Offering;
WHEREAS, pursuant to Section 3.3 of the Preemptive Rights Agreement, the Purchasers notified the Corporation that they intend to exercise their preemptive rights under Section 3.1 of the Preemptive Rights Agreement to purchase the Designated Stock (as such term is defined in the Preemptive Rights Agreement) with respect to the Firm Securities and Option Securities to be sold in the Public Offering less the Firm Securities being purchased by the Purchasers in the Public Offering; and
WHEREAS, pursuant to Section 3.3(d) of the Preemptive Rights Agreement, the Purchasers have exercised their option to purchase shares of the Corporation’s non-voting common stock, no par value per share (the “Non-voting Common Stock”).
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. AUTHORIZATION; SALE AND PURCHASE OF SHARES OF NON-VOTING COMMON STOCK
1.1 Authorization of Non-voting Common Stock. The Corporation has duly authorized the issuance and sale of up to an aggregate of 1,584,879 additional shares of its Non-voting Common Stock.
1.2 Sale and Purchase of Non-voting Common Stock. Subject to the terms and conditions herein provided, the Corporation hereby agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Corporation, at the Closing provided for in Section 2 hereof, 1,584,879 shares of Non-voting Common Stock (collectively, the “Shares”) from the Corporation at a purchase price of $8.075 per share of Non-voting Common Stock, for an aggregate purchase price equal to $12,797,897.93.
2. THE CLOSING
2.1 Time and Place of the Closing. Subject to Section 3 hereof, payment of the purchase price for and delivery of the Shares shall be made at the offices of Vedder Price P.C., or at such other place or in such other manner as may be agreed upon by the Corporation and the Purchasers, at 10:00 a.m., Chicago, Illinois time, on November 2, 2009, or at such other time or date as the Purchasers and the Corporation may mutually determine (such date and time of payment and delivery being herein called the “Closing Date”).

2.2 Delivery of and Payment for the Shares of Non-voting Common Stock. At the Closing, the Corporation shall deliver to each Purchaser certificates evidencing the Shares to be purchased by it (as indicated opposite such Purchaser’s name on Schedule I hereto), dated the Closing Date and bearing appropriate legends as hereinafter provided for, and registered on the books and records of the Corporation in such Purchaser’s name, against payment in full at the Closing of the aggregate purchase price therefor by wire transfer of immediately available funds for credit to such account as the Corporation shall direct in writing prior to the Closing Date no later than 9:00 a.m., Chicago, Illinois time, on the Closing Date.
3. CONDITIONS TO CLOSING
3.1 Conditions to the Purchasers’ Obligations. The obligations of each Purchaser hereunder are subject to the accuracy, as of the date hereof and on the Closing Date, of the representations and warranties of the Corporation contained herein, and to the performance by the Corporation of its obligations hereunder and to each of the following additional terms and conditions:
(a) The Corporation will have furnished to the Purchasers a certificate, dated the Closing Date, executed on behalf of the Corporation by each of the Chairman of the Board, the Chief Executive Officer and President, and the Chief Financial Officer of the Corporation, stating that:
(i) The representations, warranties and agreements of the Corporation in Section 4.1 hereof are true and correct as of the Closing Date and the Corporation has complied with all its agreements contained herein; and
(ii) Such officers have carefully examined the Exchange Act Reports (as defined in Section 4.1(f) hereof) and, in their opinion, as of their respective dates (except to the extent superseded by statements in later-filed documents comprising part of the Exchange Act Reports), and as of the Closing Date, the Exchange Act Reports do not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(b) From September 30, 2009 to the Closing Date, there shall not have been any event or series of events, change, occurrence or development or a state of circumstances or facts (including any events, changes, occurrences, developments, state of circumstances or facts existing prior to September 30, 2009 but which become known during such period), that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect (as defined in Section 4.1(h) hereof).
(c) Any authorizations, consents, commitments, agreements, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any federal, state or local court or governmental or regulatory agency or authority or applicable stock exchange or trading market (any such court, agency, authority, exchange or market, a “Governmental Authority”) required for the consummation of the Transactions, as defined herein, (including without limitation the ability to continue to appoint a director pursuant to

Section 5.3 of the November 26, 2007 Purchase Agreement (as defined in Section 4.1(s) below) and the ability to designate an Observer Representative (as defined in Section 5.3(b) below)) shall have been obtained or filed or shall have occurred and any such orders shall have become final, non-appealable orders.
(d) Prior to the issuance of the Shares, the Corporation shall have made any filings and received any necessary approvals under the General Corporation Law of the State of Delaware (the “DGCL”) in order to provide for the issuance and sale of the Shares to the Purchasers pursuant to this Agreement.
(e) Vedder Price P.C., counsel to the Corporation, shall have furnished to the Purchasers its written opinion, addressed to the Purchasers and dated the Closing Date, substantially to the effect set forth in Exhibit A hereto.
(f) The Underwriter shall have acquired the Firm Securities in the Public Offering pursuant to the terms of the Underwriting Agreement, as same is in effect on the date hereof.
3.2 Conditions to the Corporation’s Obligations.
(a) The obligations of the Corporation hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of each Purchaser contained herein and to the performance by each Purchaser of its obligations hereunder; and
(b) The Purchasers shall have received any and all necessary federal, state, governmental agency and bank regulatory approvals necessary for the purchase by the Purchasers of the Shares pursuant to this Agreement, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired.
4. REPRESENTATIONS AND WARRANTIES
4.1 Representations, Warranties and Agreements of the Corporation. The Corporation represents and warrants to, and agrees with each Purchaser that as of the date hereof:
(a) The authorized capital stock of the Corporation consists of (i) 84,000,000 shares of Common Stock, of which 67,848,996 shares are outstanding as of the date of this Agreement following the issuance of the Firm Securities and the Option Securities in the Public Offering, (ii) 5,000,000 shares of Non-voting Common Stock, of which 1,951,037 shares are outstanding as of the date of this Agreement, and (iii) 1,000,000 shares of preferred stock, no par value, of the Corporation of which no shares of Series A Series Junior Nonvoting Preferred Stock and 243,815 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, are outstanding as of the date of this Agreement.
(b) Since December 31, 2008, the Corporation and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the Securities and Exchange Commission (the “SEC”), the Office of Thrift Supervision (the “OTS”), the Federal Deposit Insurance

Corporation (the “FDIC”) and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Corporation Reports.” As of their respective dates, the Corporation Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the OTS, the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.
(c) The records, systems, controls, data and information of the Corporation and the Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Corporation or the Subsidiaries or their accountants (including all means of access thereto and therefrom). The Corporation (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Corporation, including the Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Corporation by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Corporation’s outside auditors and the audit committee of the Corporation’s Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls over financial reporting. As of the date hereof, to the knowledge of the Corporation, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.
(d) Since September 30, 2009, no change has occurred and no circumstances exist (including any changes, occurrences, circumstances or facts existing prior to September 30, 2009 but which become known on or after September 30, 2009) that is not disclosed in the Exchange Act Reports which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect.
(e) The Corporation and each Subsidiary have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any governmental entities that are required in order to carry on their business as presently conducted and that are material to the business of the Corporation or such Subsidiary, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Corporation, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.

(f) The Corporation has timely filed all documents required to be filed with the SEC pursuant to Section 13(a) or 15(d) and Section 14(a) of Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Corporation has furnished to each Purchaser or otherwise made available a copy of each of the following: (i) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC; (ii) the Corporation’s proxy statement for its 2009 Annual Meeting of Stockholders held on May 28, 2009, as filed with the SEC; (iii) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC; (iv) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as amended, as filed with the SEC; and (v) the Corporation’s Current Reports on Form 8-K as filed with the SEC since January 1, 2009 (items (i) through (v) collectively, the “Exchange Act Reports”), which Exchange Act Reports include, among other things, audited consolidated financial statements of the Corporation for its fiscal years ended December 31, 2007 and 2008, and unaudited interim financial statements of the Corporation for its fiscal quarters ended March 31, 2009 and June 30, 2009. As of the date hereof and as of the Closing Date, each of the documents comprising a part of the Exchange Act Reports did not contain and will not contain any untrue statement of material fact or omitted to state and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(g) Based upon the representations and warranties of each Purchaser contained herein, the Corporation is not required by applicable law or regulation in connection with the offer, sale and delivery of the Shares to the Purchasers, in the manner contemplated by this Agreement, to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.
(h) The Corporation and each of the Corporation’s subsidiaries listed on Schedule II hereto (collectively the “Subsidiaries”) (i) have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization, (ii) are duly qualified to do business and are in good standing as foreign corporations or organizations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and its Subsidiaries (taken as a whole), or which would not reasonably be expected to materially and adversely affect the assets or properties of the Corporation and its Subsidiaries (taken as a whole), or which would not reasonably be expected to materially and adversely affect the Transactions as defined herein (individually or in the aggregate, a “Material Adverse Effect”, except that the mere filing of any action, claim, suit or order relating to any actual or threatened litigation involving the Corporation, any of its Subsidiaries or any of its employees after the date of this Agreement (rather than the actual facts and circumstances underlying such action, claim, suit or order) shall not be deemed a “Material Adverse Effect”); and (iii) have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are currently engaged.
(i) All of the issued shares of capital stock of the Corporation have been duly and validly authorized and issued, are fully paid and non-assessable and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Corporation. Except as set forth in the Preemptive Rights Agreement, no person has any preemptive or similar right to purchase any shares of capital stock of the Corporation. Except as disclosed in the Exchange Act Reports and for the 5,554,241 shares of Common Stock reserved for issuance under existing awards under the Corporation’s equity compensation or other employee benefit or compensation plans, arrangements, or agreements, there are no outstanding warrants, options or other rights to subscribe for or purchase any of the Corporation’s capital stock and no restrictions upon the voting or transfer of any capital stock of the Corporation pursuant to the Corporation’s charter or bylaws or any agreement or other instrument to which the Corporation is a party or by which the Corporation is bound.
(j) The Shares to be issued to the Purchasers pursuant to the terms of this Agreement have been duly authorized by the Corporation and, when issued and delivered by the Corporation against payment therefor in the manner contemplated hereunder, will be validly issued, fully paid and non-assessable, and, except as set forth in the Preemptive Rights Agreement, there are no preemptive rights relating to the issuance of the Shares to be issued to the Purchasers pursuant to this Agreement.
(k) This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). The authorization by the Corporation of this Agreement and the transactions contemplated thereby is intended to provide the Purchasers with the relief from Section 16(b) of the Exchange Act provided by Rule 16b-3(d) thereunder, to the extent necessary.
(l) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares in the manner contemplated hereby, and the consummation of the transactions contemplated herein (collectively, the “Transactions”), will not violate any of the provisions of the Amended and Restated Certificate of Incorporation, as amended, or By-laws of the Corporation; and no consent, approval, authorization or order of, or filing or registration with any such person (including, without limitation, any such court or governmental agency or body) is required for the consummation of the Transactions by the Corporation, except such as may be required under state securities laws or Regulation D under the Securities Act or as required under the DGCL.
(m) The audited consolidated financial statements (including the related notes) included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the reports filed by the Corporation with the Federal Reserve, present fairly, in all material respects, the financial condition and results of operations of the Corporation and its subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.
(n) Except as disclosed in the Exchange Act Reports, there is no action, suit or proceeding before or by any court or governmental agency or body or any labor dispute now pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its Subsidiaries, which would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Corporation, all pending legal, arbitral or governmental proceedings or investigations to which the Corporation or any of its Subsidiaries are a party or have been threatened, or of which any of their assets or properties is the subject which are not described in the Exchange Act Reports, including ordinary routine litigation incidental to the business of the Corporation or any of its Subsidiaries, are, considered in the aggregate, not material to the Corporation and its Subsidiaries.
(o) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions is in effect.
(p) Since December 31, 2008, neither the Corporation nor any Subsidiary has engaged in conduct that it knew to be a violation of any applicable law or contractual obligation relating to the recruitment, hiring, extension of offers of employment, retention or solicitation of any current employee of the Corporation or any Subsidiary.
(q) No broker’s, finder’s, investment banker’s or similar fee or commission has been paid or will be payable by the Corporation with respect to, or for any services rendered to the Corporation ancillary to, the offer, issue and sale of the Shares contemplated by this Agreement.
(r) Neither the Corporation nor, to the best of its knowledge, anyone acting on its behalf has offered the Shares to, or solicited any offer to buy the Shares from, or otherwise approached or negotiated in respect thereof with, any person through any “general solicitation” or “general advertising” (as such terms are used in Rule 502(c) of the Securities Act). Neither the Corporation nor, to the best of its knowledge, anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.
(s) Each of the Preemptive Rights Agreement and that certain Stock Purchase Agreement, dated as of November 26, 2007 (the “November 26, 2007 Purchase Agreement”), and that certain Stock Purchase Agreement, dated as of June 10, 2008 (the “June 10, 2008 Purchase Agreement” and together with the November 26, 2007 Purchase Agreement, the “Prior Purchase Agreements”) among the Corporation, the Purchasers and certain other stockholders of the Corporation identified therein, is in full force and effect and has not been modified. The Corporation is in compliance in all material respects with the terms of the Preemptive Rights Agreement and the Prior Purchase Agreements. The representations and warranties of the Corporation in the Underwriting Agreement are true and correct in all material respects.
4.2 Representations and Warranties and Agreements of the Purchasers. Each Purchaser named on Schedule I, severally and not jointly, represents and warrants to, and agrees with the Corporation that, as of the date hereof:
(a) Such Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of such Purchaser,

enforceable against such Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
(b) Each Purchaser represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all the requisite power and authority to purchase the Shares as provided herein; (ii) it is not an “investment company”, as that term is defined in the Investment Company Act of 1940 or the rules and regulations promulgated thereunder; (iii) such investment does not result in any violation of, or conflict with, any term or provision of the charter, bylaws or other organizational document of the Purchaser or any other instrument or agreement to which the Purchaser is a party or by which it is bound; and (iv) such investment has been duly authorized by all necessary action on behalf of the Purchaser.
(c) If the Purchaser is purchasing the Shares pursuant to this Agreement in a representative or fiduciary capacity, the representations and warranties contained herein (and in any other written statement or document delivered to the Corporation in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom such Shares is being purchased.
(d) The Purchaser and the person signing this Agreement on its behalf hereby represent and warrant that the information contained in this Agreement is true and correct with respect to such stockholders or partners (and if any such stockholder or partner is itself a corporation or a partnership, with respect to all persons having an interest in such corporation or partnership, whether directly or indirectly) and that the Purchaser and the person signing this Agreement have made due inquiry to determine the truthfulness and accuracy of such information.
(e) Such Purchaser is purchasing the Shares for Purchaser’s own account and not with a view to or for sale in connection with any distribution thereof in a transaction that would violate or cause a violation of the Securities Act or the securities laws of any state or any other applicable jurisdiction. The Purchaser has not been organized solely for the purpose of acquiring the Shares.
(f) Such Purchaser is an “institutional accredited investor” as defined in Rule 501 promulgated under the Securities Act and understands and agrees that the offer and sale of the Shares hereunder have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration requirements based on the accuracy of the Purchaser’s representations in this Section 4.2.
(g) In the normal course of such Purchaser’s business or affairs, Purchaser invests in or purchases securities similar to the Shares and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares.

(h) Purchaser understands that the Exchange Act Reports contain certain “forward-looking” information regarding the Corporation and its business, and that the Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and undue reliance should not be placed on such statements, and Purchaser is not relying on such “forward-looking” information in deciding to purchase the Shares pursuant to this Agreement. Purchaser has had access to such financial and other information concerning the Corporation and its Subsidiaries as Purchaser deemed necessary or desirable in making a decision to purchase the Shares pursuant to this Agreement, including an opportunity to ask questions and receive answers from officers of the Corporation and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.
(i) Such Purchaser is not relying on the Corporation or any of its affiliates with respect to an analysis or consideration of the terms of or economic considerations relating to an investment in the Shares. In regard to such considerations and analysis, the Purchaser has relied on the advice of, or has consulted with, only his, her or its own advisors, other than those advisors of the undersigned affiliated with the Corporation or any of its affiliates.
(j) Such Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Shares. Purchaser understands that the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Furthermore, Purchaser acknowledges that each certificate evidencing the Shares purchased hereunder will bear a legend to the effect set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Corporation, such Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
Purchaser understands that the Shares will not be and except as provided in the Section 5.7 below and the Preemptive Rights Agreement, Purchaser has no right to require that the Shares be, registered under the Securities Act.
If any of the Shares become eligible for sale without registration under the Securities Act and without limitation as to amount pursuant to Rule 144 or any similar or successor provision, the Corporation shall, upon the request of the holder of such Shares acquired pursuant to this

Agreement, remove the legend set forth in Section 4.2(j) from the certificates for such Shares. In addition, if in connection with any transfer a holder of the Shares pursuant to this Agreement delivers to the Corporation an opinion of counsel which (to the Corporation’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that no subsequent transfer of shares shall require registration under the Securities Act, then the Corporation promptly upon such contemplated transfer shall deliver new certificates for such shares which do not bear the Securities Act legend set forth in Section 4.2(j).
(k) Each Purchaser represents and warrants that no authorization, approval, consent, filing or registration with any federal Governmental Authority, or to the actual knowledge of the Purchaser any other Governmental Authority, is necessary in order to consummate the Transactions at the Closing Date.
5. ADDITIONAL AGREEMENTS
5.1 Availability of Information. The Corporation agrees to use its best efforts to timely file all periodic reports required under Sections 13(a), 15(d) and 14(a) of the Exchange Act and to maintain the listing of its Common Stock on the Nasdaq Global Select Market, the New York Stock Exchange or other similar stock exchange for a period of at least three years following the Closing Date.
5.2 Publicity. Each Purchaser acknowledges that the Corporation will publicly announce the entering into this Agreement and the completion of the Transactions as soon as practicable following the date hereof and in any event not later than the fourth business day after the Closing Date, and each Purchaser hereby agrees that the Corporation may specifically name Purchaser as one of the purchasers of the Shares in this offering in any such announcement and in any public disclosure regarding the Transactions thereafter, provided, however, that prior to making any such disclosure, the Corporation will provide the Purchasers a reasonable period of time (but not more than three business days) to review and provide input with respect to such disclosure which the Corporation may, in its reasonable discretion, consider including in such announcement and/or disclosure.
5.3 Directorship; Board Observer.
(a) Notwithstanding any provision in the November 26, 2007 Purchase Agreement, including the last proviso in Section 5.3(a) of the November 26, 2007 Purchase Agreement, the Purchasers shall remain entitled to all rights to designate and have appointed a Board Representative (as defined in the November 26, 2007 Purchase Agreement) so long as the Purchasers and their affiliates hold, directly or indirectly, at least 1,741,553 shares of Common Stock (assuming conversion of all Non-voting Common Stock) (appropriately adjusted to reflect any stock splits, stock dividends, subdivisions, reverse splits and similar events).
(b) In addition to any rights Purchasers may have pursuant to Section 5.3 of the November 26, 2007 Purchase Agreement to designate and have appointed a Board Representative or, in the event the Purchasers do not have a Board Representative, an Observer (as defined in Section 5.3(c) of the November 26, 2007 Purchase Agreement), for so long as the Purchasers hold, directly or indirectly, at least 5.0% of the outstanding Common Stock

(assuming conversion of all Non-voting Common Stock and other equity securities of the Corporation held by the Purchasers that are convertible into Common Stock), the Purchasers shall have the right to designate and replace in its sole discretion (in addition to their Board Representative or Observer, as the case may be) one additional individual (the “Observer Representative”) who shall have the right to (i) attend all meetings, including telephonic meetings, of the Board of Directors of the Corporation (and any committee thereof) and (ii) receive copies of all notices, minutes, consents, board packets and other materials that the Corporation provides generally to all members of the Board of Directors (and any committee thereof) (the “Board Materials”) at the time such Board Materials are distributed to the Board of Directors or committee thereof; provided, however, that with respect to the foregoing, the Corporation reserves the right to exclude such Observer Representative from (A) attending a meeting of the Board of Directors (or committee thereof) or a portion thereof or (B) access to any Board Materials or portion thereof if, in each of the foregoing cases, the Corporation receives written advice from legal counsel that there is a risk that discussing a specified matter in the presence of a person who is not a member of the Board of Directors, or sending specified materials to such person, would result in the Company’s loss of attorney-client privilege with respect to such specified matter; provided that the Company shall promptly notify the Observer Representative that any such exclusion was effected to preserve its attorney-client privilege. The Observer Representative must be an individual who is a partner, principal, director, officer or employee of a Purchaser or an entity that directly or indirectly controls such Purchaser. The Observer Representative shall have no right or authority to vote upon or consent to any matter presented to the Board of Directors or any committee thereof for approval.
5.4 Indemnification of the Corporation. Each Purchaser acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained in Section 4.2 hereof, and hereby agrees to indemnify and hold harmless the Corporation and its Subsidiaries, and each of its and its Subsidiaries’ directors, officers, employees, agents and affiliates, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Purchaser contained in Section 4.2 of this Agreement.
5.5 Confidentiality; Confidentiality and Standstill Agreement; Additional Standstill Commitment. For so long as a Purchaser owns any shares of Common Stock or Non-voting Common Stock, the Purchaser agrees and agrees to cause its Representatives (as defined below) (to the extent such Representatives are provided any such confidential information by the Corporation or Purchaser), to keep confidential any information obtained from the Corporation, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by such Purchaser or its Representatives (as hereinafter defined), (ii) in the public domain through no fault of such Purchaser or its Representatives or (iii) later acquired by such Purchaser from sources other than the Corporation or any of its Subsidiaries not known by such Purchaser or its Representatives, as applicable, to be bound by any confidentiality obligation; provided that a Purchaser may disclose such information if required by judicial or administrative process or by other requirements of law or national stock exchange, subject to compliance with the following sentence. In the event any Purchaser pursuant to this Agreement or anyone to whom any of them transmit confidential information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information, such Purchaser shall

(x) provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy and/or waive such holder’s compliance with the provisions of this section, (y) furnish only that portion of such information that such Purchaser is advised by counsel is legally required and (z) at the Corporation’s expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. For purposes of this Agreement, “Representative” shall mean, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners or financial advisors or other person associated with, or acting for or on behalf of, such person, including without limitation, the Observer Representative.
5.6 Certain Covenants.
(a) For so long as the Purchasers or any of their affiliates hold any shares of Non-voting Common Stock, the Corporation shall deliver to the Purchasers and such affiliates as soon as available, consolidated statements of income and cash flows of the Corporation and its Subsidiaries for each month and for the period from the beginning of the fiscal year to the end of such month, and consolidated balance sheets of the Corporation and its Subsidiaries as of the end of such fiscal month, setting forth in each case comparisons to the Corporation’s annual budget and to the corresponding period in the preceding fiscal year, in each case prepared in accordance with GAAP.
(b) For so long as the Purchasers or any of their affiliates hold any shares of Non-voting Common Stock, the Corporation shall permit the Purchasers and its affiliates and any of their respective Representatives, upon reasonable notice and during normal business hours and at such other times as the Purchasers or its affiliates may reasonably request, to (i) visit and inspect any of the properties of the Corporation and its Subsidiaries, (ii) examine the corporate and financial records of the Corporation and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers and key employees of the Corporation and its Subsidiaries, and the Corporation shall use its best efforts to cause the independent accountants of the Corporation and its Subsidiaries to be available to the Purchasers, their affiliates and their respective Representatives (at reasonable times and upon reasonable notice); provided however, that in the case of each of Section 5.6(a) and 5.6(b) hereof, the Purchasers shall, and shall cause its Representatives to, be bound by the provisions of Section 5.5.
(c) For so long as any shares of Non-voting Common Stock are outstanding, the Corporation shall maintain sufficient authorized but unissued shares of the Corporation’s Common Stock that are reserved for issuance upon conversion of Non-voting Common Stock.
(d) The Corporation hereby acknowledges that the Common Stock issuable upon conversion of any Non-voting Common Stock issued to the Purchasers would constitute Registrable Securities pursuant to the Preemptive Rights Agreement. The Corporation hereby acknowledges and agrees that it will include (i) all Common Stock of the Corporation issued upon conversion of the Shares issued to the Purchasers and (ii) the 4,147,580 shares of Common Stock purchased by the Purchasers in the Public Offering in any resale prospectus or prospectus supplement (a “Resale Prospectus”) filed by the Corporation under its existing automatic shelf registration statement filed on Form S-3 on May 9, 2008, with respect to the resale of the Registrable Securities of each Holder (as defined in the Preemptive Rights Agreement) pursuant to the terms of the Preemptive Rights Agreement to the extent so requested by the Purchaser and subject to the terms and conditions of the Preemptive Rights Agreement, which Resale Prospectus the Corporation agrees to file with the SEC as soon as practicable after the date hereof, and in any event no later than January 29, 2010.
(e) The Corporation shall not take any action or omit to take any action that would cause the Transactions or any portion thereof to require a vote of the Corporation’s stockholders.
6. MISCELLANEOUS
6.1 Survival of Representations and Warranties. All statements contained in any officers’ certificates delivered by or on behalf of the Corporation or any of its Subsidiaries pursuant to this Agreement or in connection with the Transactions contemplated hereby will be deemed representations or warranties of the Corporation under this Agreement. All representations and warranties contained in this Agreement made by or on behalf of the Corporation or the Purchasers will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Corporation or the Purchasers, and the sale and purchase of the Shares under this Agreement, and, except for representations and warranties set forth in Section 4.1(f), (h), (i), (j), (k), (l), (m), (n), (o), (p), (r) and (s), which shall survive indefinitely, shall expire on the first anniversary of the Closing Date.
6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by or against the respective successors and assigns of the parties hereto.
6.3 Notices. All written communications provided for herein are required to be sent by U.S. Certified Mail or recognized overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to it at GTCR Golder Rauner II, L.L.C., 300 North LaSalle Street, Suite 5600, Chicago, Illinois 60654, Attention: Collin E. Roche and Michael S. Hollander, and (ii) if to the Corporation, addressed to it at PrivateBancorp, Inc., 120 South LaSalle Street, Chicago, Illinois 60603, Attention: Christopher J. Zinski, Esq., or at such other address as the Corporation or the Purchaser may have specified to the other party in writing. Notices under this Section 6.3 shall be deemed given only when actually received.
6.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.
6.5 Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
6.6 Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

6.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
6.8 Expenses. Each Purchaser and the Corporation shall bear all expenses incurred by it in connection with the Agreement and the Transactions contemplated hereby; provided however, the Corporation shall promptly reimburse the Purchasers and its affiliates for their actual outstanding and future out-of-pocket costs and expenses (including, without limitation, attorneys’, accountants’, consultants’ and other advisors’ fees and expenses and any filing fees with respect to any required regulatory or Government Authority approvals), which amount shall not exceed $300,000, arising in connection with Purchasers’ investment in the Corporation, including without limitation in connection with (i) this Agreement and the Transactions, (ii) any amendments or waivers under or in respect of this Agreement, the Prior Purchase Agreements or the Preemptive Rights Agreement, (iii) the interpretation or enforcement of the rights granted under this Agreement, the Prior Purchase Agreements or the Preemptive Rights Agreement and (iv) its ongoing review with respect to Purchasers’ investment in the Corporation. Notwithstanding any provision to the contrary in this Agreement, the expense reimbursement obligations of the Corporation set forth in this Section 6.8 shall be in addition to any expense reimbursement obligations to the Purchaser in any other agreements, including the Purchase Agreements and that certain letter agreement amending the Purchase Agreements, dated as of June 17, 2009.
6.9 Construction. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.
[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the agreement between the Corporation and the Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, PRIVATEBANCORP, INC.
By:	/s/ Larry D. Richman
	Name:	Larry D. Richman
	Title:	President and Chief Executive Officer

Confirmed, accepted and agreed. GTCR FUND IX/A, L.P.
By:	GTCR Partners IX, L.P., its General Partner

By:	GTCR Golder Rauner II, L.L.C., its General Partner

By:	/s/ Collin E. Roche
	Name:	Collin E. Roche
	Title:	Principal

GTCR FUND IX/B, L.P.
By:	GTCR Partners IX, L.P., its General Partner

By:	GTCR Golder Rauner II, L.L.C., its General Partner

By:	/s/ Collin E. Roche
	Name:	Collin E. Roche
	Title:	Principal

GTCR CO-INVEST III, L.P.
By:	GTCR Golder Rauner II, L.L.C., its General Partner

By:	/s/ Collin E. Roche
	Name:	Collin E. Roche
	Title:	Principal

SCHEDULE I
SCHEDULE OF PURCHASERS

		NO. OF SHARES
		OF
		NON-VOTING
	DOLLAR AMOUNT OF	COMMON
NAME OF PURCHASER	INVESTMENT	STOCK
GTCR FUND IX/A, L.P.	$10,898,690.22	1,349,683
GTCR FUND IX/B, L.P.	$1,817,173.78	225,037
GTCR CO-INVEST III, L.P.	$82,033.93	10,159

TOTAL	$12,797,897.93	1,584,879

SCHEDULE II
LIST OF SUBSIDIARIES

Jurisdiction of Incorporation or
Name of Subsidiary	Organization

The PrivateBank and Trust Company	Illinois
Lodestar Investment Counsel, LLC (80% owned)	Delaware
The PrivateBank, N.A.	Federal (OCC)
The PrivateBank Mortgage Company, LLC	Illinois